UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2014, AV Homes, Inc. (the “Company”) closed its previously announced private offering of $200 million of its 8.500% Senior Notes due 2019 (the “Notes”). The Notes were issued pursuant to a senior notes indenture dated as of June 30, 2014 (the “Indenture”) by and among the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) and Wilmington Trust, National Association (“Wilmington Trust”), as trustee.

The Company plans to use the net proceeds for general corporate purposes, which may include land purchases, land development and financing of homebuilding and acquisitions.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or related guarantees. Any offers of the Notes and related guarantees were made only by means of a private offering memorandum. The Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. The Notes and related guarantees were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Indenture

The Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantors, and rank equally in right of payment with the Company and the Subsidiary Guarantors’ existing and future senior unsecured indebtedness. The Company will pay interest on the Notes semiannually on January 1 and July 1, commencing on January 1, 2015, at a rate of 8.500% per annum. The Notes will mature on July 1, 2019. The Company has the option to redeem all or a part of the Notes at any time on or after July 1, 2016 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but excluding the date of redemption. At any time prior to July 1, 2016, the Company has the option to redeem up to 35% of the original principal amount of the Notes with the proceeds of certain equity offerings by the Company at a redemption price of 108.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after such redemption. Prior to July 1, 2016, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date plus the applicable “make-whole” premium.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to (i) pay dividends, or make other distributions or redeem or repurchase the Company’s capital stock; (ii) prepay, redeem or repurchase certain debt; (iii) incur additional and guarantee indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) incur liens; (vii) sell assets; (viii) enter into transactions with affiliates; (xi) enter into agreements restricting their subsidiaries’ ability to pay dividends; (x) consolidate, merge or sell all or substantially all assets; and (xi) alter the businesses they conduct. These covenants are subject to important exceptions and qualifications.

If the Company experiences specific kinds of changes in control, holders of the Notes will be entitled to require the Company to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest to but excluding the date of repurchase.

The Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Indenture above is qualified in its entirety by reference to Exhibit 4.1.

Registration Rights Agreement

In connection with the closing of the offering of the Notes, the Company, the Subsidiary Guarantors and the initial purchasers of the Notes entered into a registration rights agreement dated June 30, 2014 in respect of the Notes (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed, among other things, to use its reasonable best efforts to file a registration statement with the Securities and Exchange Commission to exchange the Notes and related guarantees with registered notes having substantially the same terms and the Notes and evidencing the same indebtedness as the Notes and registered guarantees having substantially the same terms as the original Note guarantees. Under the terms of the Registration Rights Agreement, we agreed to use our reasonable best efforts to cause the exchange to be completed within 360 days after the issuance of the Notes, or, if required, to file a shelf registration statement to cover re-sales of the Notes and related guarantees under certain circumstances.

The Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is hereby incorporated herein by reference. The description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 30, 2014, the Company issued a press release announcing the closing of the Company’s private offering of the Notes. The press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Senior Notes Indenture dated as of June 30, 2014 among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to the 8.500% Senior Notes due 2019.

4.2	Registration Rights Agreement dated as of June 30, 2014 among AV Homes, Inc., the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

99.1	Press Release dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

June 30, 2014	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

4.1	Senior Notes Indenture dated as of June 30, 2014 among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to the 8.500% Senior Notes due 2019.

4.2	Registration Rights Agreement dated as of June 30, 2014 among AV Homes, Inc., the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

99.1	Press Release dated June 30, 2014.